UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

VARONIS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications relating to the Agreement and Plan of Merger, dated October 15, 2026, by and among Varonis Systems, Inc., a Delaware corporation (the “Company”), Proofpoint, Inc., a Delaware corporation (“Parent”), and Vail Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent.

The following notice was made available to holders of the outstanding 1.00% convertible senior notes due 2029 issued by the Company on October 22, 2026.

THIS NOTICE IS BEING PROVIDED SOLELY IN ORDER TO SATISFY A TECHNICAL REQUIREMENT UNDER THE INDENTURE. THIS NOTICE IS NOT AN OFFER TO PURCHASE ANY NOTES, AND THE NOTES ARE NOT CONVERTIBLE AS A RESULT OF THE MERGER (AS DEFINED BELOW) PRIOR TO THE EFFECTIVE TIME (AS DEFINED BELOW).

Notice REGARDING CORPORATE EVENT

To:	Holders of the 1.00% Convertible Senior Notes due 2029 of Varonis Systems, Inc.

U.S. Bank Trust Company, National Association,

as Trustee and Conversion Agent

Global Corporate Trust

CityPlace I

185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: Varonis Systems, Inc. Administrator

Subject:	Notice Regarding Corporate Event

Ladies and Gentlemen:

Reference is made to that certain Indenture, dated as of September 10, 2024 (the “Indenture”), among Varonis Systems, Inc. (the “Company”) and U.S. Bank Trust Company, National Association, as Trustee, relating to the 1.00% Convertible Senior Notes due 2029 (the “Notes”) (CUSIP Number: 922280AD41 issued by the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

On October 15, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Proofpoint, Inc., a Delaware corporation (“Parent”), and Vail Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). A copy of the press release publicly announcing the execution of the Merger Agreement and a copy of the Merger Agreement were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2026.

Pursuant to and subject to the terms and conditions set forth in the Merger Agreement, at the Closing (as defined in the Merger Agreement), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). If the Merger is consummated, at the effective time of the Merger (the “Effective Time”), each share of the common stock of the Company, par value $0.001 per share (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (other than any dissenting shares, restricted shares or Shares (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Parent or Merger Sub or (iii) owned, directly or indirectly, by any Subsidiary of the Company) will be converted automatically into the right to receive $49.75 in cash, without interest. Further, if the Merger is consummated, the Shares will be delisted from the Nasdaq Stock Market and deregistered under the Exchange Act.

[1]	The CUSIP number is included herein solely for the convenience of holders of the Notes. No representation is made as to the accuracy of the CUSIP number either as printed on the Notes or as contained in this notice.

In accordance with Section 14.01(b)(iii) of the Indenture, notice is hereby given that the Merger, if consummated as contemplated by the Merger Agreement, will constitute, among other things, a Fundamental Change, a Make-Whole Fundamental Change and a Corporate Event for purposes of the Indenture and the Notes as of the Effective Time. If the Merger is not consummated for any reason, then none of a Fundamental Change, a Make-Whole Fundamental Change and a Corporate Event will have occurred as a result of the Company’s entry into the Merger Agreement.

Dated:	October 22, 2026

Varonis Systems, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This notice contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the expected completion and timing of the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the transactions contemplated by the Merger Agreement (the “Transaction”) may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified employees and senior leaders as a result of such effects, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) unexpected costs, charges or expenses resulting from the proposed Transaction, (x) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Transaction; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) uncertainty as to timing of completion of the proposed Transaction, and (xiv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the Commission. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this notice are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Transaction and Where to Find It

This notice is being made in respect of the proposed Transaction involving the Company, Parent, and Merger Sub. The Company expects to seek and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining stockholder approval of the proposed Transaction. The Company may also file other relevant documents with the Commission regarding the proposed Transaction. This notice is not a substitute for the proxy statement or any other document that the Company may file with the Commission. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE COMMISSION BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Transaction, once such documents are filed by the Company with the Commission at the Commission’s website at www.sec.gov or from the Company at its website at https://ir.varonis.com.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the Commission on February 4, 2026, (ii) the Company’s Definitive Proxy Statement for its 2026 annual meeting of stockholders, which was filed with the Commission on April 17, 2026, under the headings “Information Regarding the Board of Directors and Corporate Governance”, “Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management”, and “Transactions with Related Persons”, (iii) in the supplemental information regarding the participants’ holdings of Company securities that can be found in Commission filings on Statements of Change in Ownership on Form 4 filed with the Commission on June 2, 2026 (available here) for Dov Gottlieb; on May 22, 2026 (available here) for Guy Melamed; on May 1, 2026 (available here) for Carlos Aued; on May 1, 2026 (available here) for Kevin Comolli; on May 1, 2026 (available here) for John J. Gavin, Jr.; on May 1, 2026 (available here) for Gili Iohan; on May 1, 2026 (available here) for Avrohom J. Kess; on May 1, 2026 (available here) for Ohad Korkus; on May 1, 2026 (available here) for Thomas Mendoza; on May 1, 2026 (available here) for Rachel Prishkolnik; on May 1, 2026 (available here) for Ofer Segev; and on May 1, 2026 (available here) for Fred van den Bosch, (iv) the Company’s Current Reports on Form 8-K, which were filed on April 28, 2026, June 2, 2026, July 28, 2026 and October 15, 2026, (v) the Company’s Quarterly Reports on Form 10-Q which were filed on April 29, 2026 and July 29, 2026, and (vi) in subsequently filed Statements of Change in Ownership on Form 4, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the Commission regarding the proposed Transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available. Copies of the documents filed with the Commission by the Company will be available free of charge through the website maintained by the Commission at www.sec.gov and the Company’s website at https://ir.varonis.com.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transaction referenced in this notice, and this notice is neither an offer to purchase nor a solicitation of an offer to sell securities.

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